Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2016 Results

Reported Q3 2016 EPS of $0.58 Compares Favorably to Prior Year of $0.49

Adjusted(1) Q3 2016 EPS of $0.99 vs. Prior Year of $0.67

Company Increases 2016 Adjusted(2) EPS Guidance Range to $2.40 to $2.54

Strategy Continues to Build Momentum

PITTSBURGH, November 3, 2016 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported net income attributable to Koppers for the third quarter of $12.1 million, or $0.58 per diluted share compared to net income of $10.1 million, or $0.49 per diluted share in the prior year quarter.

Adjusted net income and adjusted earnings per share (EPS) were $20.9 million and $0.99 per share for the third quarter of 2016 compared to $13.8 million and $0.67 per share in the prior year quarter, respectively.

Adjustments to pre-tax income totaled $11.5 million for the third quarter of 2016 and $8.5 million for the third quarter of 2015, and primarily consisted of restructuring expenses for both periods.

Consolidated sales were $371.1 million for the third quarter of 2016 and decreased by 14.5 percent, or $62.7 million, from sales of $433.8 million in the prior year quarter.  The sales decline was primarily related to the Carbon Materials and Chemicals (CMC) business, due to the company’s strategy to reduce distillation capacity which resulted in lower sales volumes as well as lower sales prices for certain products.  In addition, the Railroad and Utility Products and Services (RUPS) segment experienced lower year-over-year sales volumes of treated crossties and utility products.

The Performance Chemicals (PC) business reported strong sales volumes, driven primarily by favorable market trends in the repair and remodeling markets and existing home sales in addition to treated wood retailers and dealers stocking and selling treated wood with higher preservative retention levels.  The results for RUPS showed lower year-over-year revenues but profitability held relatively steady, on an adjusted basis, due to a favorable sales mix related to crosstie treatment and bridge services as well as cost efficiencies related to a wood treating plant closure.  CMC operating profitability, on an adjusted basis, increased from the prior year period as a result of cost savings related to its consolidation strategy and lower average raw material costs, which were partially offset by decreased volumes and lower selling prices of certain products.

Commenting on the quarter, President and CEO Leroy Ball said, “Our strong operating performance in the third quarter demonstrates that our strategy continues to build momentum.  Our systematic approach of reducing our dependence on highly cyclical industries tied to oil and aluminum while becoming an enterprise focused on wood preservation and wood protection is gaining traction.  The PC business continued to strengthen its market-leading position and benefited from near-peak consumer trends for high-retention treated wood products.  The RUPS business delivered solid margin performance despite the softening market conditions that we previously forecasted as a result of the North American rail industry’s spending cutbacks.  Additionally, our strategy to significantly reduce our coal tar distillation capacity is already starting to reap benefits in terms of increased profitability and a shrinking environmental footprint.  As our CMC restructuring plan reaches full implementation during 2018, we expect to have effectively decoupled our wood-preservation business from the significant volatility that has affected CMC throughout its history.  Moving forward, we will continue to evaluate how to best optimize our strategy as it relates to our product portfolio and capital structure.  We remain committed to delivering shareholder value as we transform into a global leader of wood-based technology.”

Summary of Third-Quarter Financial Performance:

•

Sales for PC of $107.6 million increased by $14.4 million, or 15.5 percent, compared to sales of $93.2 million in the prior year quarter.  The increase was due primarily to higher domestic sales volumes for copper-based wood preservatives. Higher sales volumes were driven primarily by favorable market trends in the repair and remodeling markets and existing home sales as well as treated wood dealers stocking and selling treated wood with higher preservative retention levels.  Adjusted EBITDA margin of 21.2 percent for the third quarter was substantially higher than 16.0 percent in the prior year quarter, due primarily to increased sales that resulted in higher absorption of fixed costs and lower average raw material costs.

•

Sales for RUPS of $145.7 million decreased by $31.9 million, or 18.0 percent, compared to sales of $177.6 million in the prior year quarter.  Sales were lower due to a reduction in crosstie purchases from lower spending by the Class I rail customers, a decline in utility product sales from reduced demand in the Australian utility pole market and reduced toll-treating of utility poles in the United States.  Also, sales were unfavorably affected by lower pricing due to the pass-through of lower raw material costs related to hardwood pricing and greater competition related to non-Class I business.  Adjusted EBITDA margin for the third quarter was 13.0 percent compared with 13.4 percent in the prior year quarter, which was relatively flat due to a favorable sales mix and cost savings related to a closure of the facility in Green Springs, WV.

•

Sales for CMC totaling $117.8 million decreased by 27.7 percent, or $45.2 million, compared to sales of $163.0 million in the prior year quarter.  Sales volumes were lower for carbon pitch and carbon black feedstock consistent with the company’s strategy to reduce distillation capacity and at the same time, direct production to the higher-value wood preservatives market as much as possible.  Adjusted EBITDA margin for the third quarter was 8.4 percent, an improvement from 5.6 percent in the prior year quarter, indicating the positive effect of restructuring cost savings and lower average raw material costs.

•

Net income attributable to Koppers in the third quarter was $12.1 million compared with $10.1 million in the prior year quarter.  Adjusted EBITDA was $50.8 million compared with $48.5 million in the prior year quarter, due mainly to higher profitability from the PC business, partially offset by lower profitability for the RUPS segment.

•

In the third quarter of 2016, items excluded from adjusted EBITDA consisted of $9.0 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $11.5 million of pre-tax charges, both of which related primarily to restructuring expenses.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP sales.

Outlook

The company is maintaining its 2016 sales outlook of approximately $1.4 billion.  However, the company is increasing its guidance for adjusted EBITDA to be in the range of $168 to $172 million, compared with a prior forecast of $162 to $172 million.  Accordingly, adjusted EPS guidance is being increased and is now projected to be between $2.40 and $2.54, compared with the previous range of $1.90 to $2.20.  The main driver of the increased EPS guidance is a lower than previously estimated effective tax rate.  In addition, the stronger results from Performance Chemicals are expected to continue and should more than offset the expected softening in treated crosstie volumes.

The company is maintaining its estimate for 2016 capital expenditures to be $42 to $47 million, which includes the accelerated construction of a new naphthalene unit at its Stickney, Illinois, facility, with completion planned by year-end 2017.

Regarding debt reduction in 2016, the company maintains its minimum target of $85 million debt repayment, which is consistent with its goal of paying down debt by at least $200 million over the 2015-2016 period.

For 2017, the company is providing general guidance at this time and more detailed metrics will be provided when the fourth quarter 2016 results are reported.  The company currently expects that 2017 sales will be relatively flat year-over-year and remain at approximately $1.4 billion, with adjusted EBITDA projected to be approximately $180 million.  Capital expenditures are expected to total approximately $65 to $75 million for 2017, in order to continue accelerating the construction timeline for the new naphthalene unit at the Stickney, Illinois, facility.  At the same time, the PC business will be adding production capacity to catch up with recent market trends that have driven higher preservative volumes.

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time; however, definitions and reconciliations for historical non-GAAP measures presented herein are provided per footnote 1 below.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s performance.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 800 533 7954 in the United States/Canada, or 785 830 1924 for international, Conference ID number 5023228.  Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the completion of the call at 888 203 1112 or +1 719 457 0820, Conference ID number 5023228.  The recording will be available for replay through December 2, 2016.

The live broadcast of the Koppers conference call will be available online: http://edge.media-server.com/m/p/itbd9uuz.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through December 2, 2016.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted earnings per share provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

(1)

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

(2)

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations and Comprehensive Income (Loss)

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$371.1	$433.8	$1,103.0	$1,263.2
Cost of sales (excluding items below)	294.1	359.1	886.4	1,059.4
Depreciation and amortization	13.8	15.5	42.0	45.2
Gain on sale of business	(2.1)	0.0	(2.1)	(3.2)
Impairment and restructuring charges	5.0	1.4	16.1	7.1
Selling, general and administrative expenses	32.6	30.8	93.1	93.7
Operating profit	27.7	27.0	67.5	61.0
Other income	0.2	0.0	2.2	0.4
Interest expense	11.7	12.6	38.3	38.5
Income before income taxes	16.2	14.4	31.4	22.9
Income tax provision	4.2	5.2	10.5	10.0
Income from continuing operations	12.0	9.2	20.9	12.9
(Loss) income from discontinued operations, net of tax expense of $0.0, $0.0, $0.3 and $0.0	(0.1)	(0.1)	0.5	(0.1)
Net income	11.9	9.1	21.4	12.8
Net loss attributable to noncontrolling interests	(0.2)	(1.0)	(1.5)	(2.9)
Net income attributable to Koppers	$12.1	$10.1	$22.9	$15.7
Earnings per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$0.59	$0.49	$1.08	$0.77
Discontinued operations	0.00	0.00	0.03	0.00
Earnings per basic common share	$0.59	$0.49	$1.11	$0.77
Diluted -
Continuing operations	$0.58	$0.49	$1.07	$0.76
Discontinued operations	0.00	0.00	0.02	0.00
Earnings per diluted common share	$0.58	$0.49	$1.09	$0.76
Comprehensive income (loss)	$14.3	$(4.7)	$31.7	$(7.9)
Comprehensive loss attributable to noncontrolling interests	(0.2)	(1.2)	(1.7)	(3.1)
Comprehensive income (loss) attributable to Koppers	$14.5	$(3.5)	$33.4	$(4.8)
Weighted average shares outstanding (in thousands):
Basic	20,657	20,553	20,627	20,537
Diluted	21,163	20,632	20,975	20,609

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$17.7	$21.8
Accounts receivable, net of allowance of $4.6 and $6.5	171.3	155.0
Income tax receivable	0.1	4.6
Inventories, net	216.2	226.4
Loan to related party	9.5	9.5
Other current assets	30.2	27.0
Total current assets	445.0	444.3
Property, plant and equipment, net	277.2	277.8
Goodwill	187.8	186.6
Intangible assets, net	146.5	156.1
Deferred tax assets	33.7	36.6
Other assets	10.6	11.5
Total assets	$1,100.8	$1,112.9
Liabilities
Accounts payable	$141.9	$140.8
Accrued liabilities	102.4	99.8
Current maturities of long-term debt	39.5	39.9
Total current liabilities	283.8	280.5
Long-term debt	642.0	682.4
Accrued postretirement benefits	51.5	53.6
Deferred tax liabilities	6.0	5.7
Other long-term liabilities	92.8	103.1
Total liabilities	1,076.1	1,125.3
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,138,073 and 22,015,994 shares issued	0.2	0.2
Additional paid-in capital	173.8	167.8
Accumulated deficit	(31.1)	(54.0)
Accumulated other comprehensive loss	(69.6)	(79.8)
Treasury stock, at cost, 1,475,170 and 1,459,164 shares	(53.0)	(52.7)
Total Koppers shareholders’ equity (deficit)	20.3	(18.5)
Noncontrolling interests	4.4	6.1
Total equity (deficit)	24.7	(12.4)
Total liabilities and equity (deficit)	$1,100.8	$1,112.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30,
	2016	2015
Cash provided by (used in) operating activities:
Net income	$21.4	$12.8
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	42.0	45.2
Impairment charges	3.5	7.1
Gain on sale of business	(2.1)	(3.2)
Deferred income taxes	(0.5)	(0.8)
Equity loss, net of dividends received	1.0	2.2
Change in other liabilities	(7.6)	(3.8)
Non-cash interest expense	4.8	2.7
Stock-based compensation	5.7	3.1
Deferred revenue	(1.4)	28.3
Other	4.7	1.7
Changes in working capital:
Accounts receivable	(17.9)	(8.8)
Inventories	13.8	13.7
Accounts payable	0.9	34.2
Accrued liabilities	15.4	(30.0)
Other working capital	(1.2)	(9.3)
Net cash provided by operating activities	82.5	95.1
Cash (used in) provided by investing activities:
Capital expenditures	(32.2)	(26.4)
Acquisitions, net of cash acquired	0.0	(15.3)
Net cash (used in) provided by divestitures and asset sales	(4.5)	14.7
Net cash used in investing activities	(36.7)	(27.0)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	457.9	465.4
Repayments of revolving credit	(477.9)	(531.0)
Borrowings of long-term debt	0.0	1.8
Repayments of long-term debt	(23.4)	(22.5)
Issuances of Common Stock	0.5	0.0
Repurchases of Common Stock	(0.3)	(0.3)
Payment of deferred financing costs	(1.4)	(1.0)
Dividends paid	0.0	(8.7)
Net cash used in financing activities	(44.6)	(96.3)
Effect of exchange rate changes on cash	(5.3)	10.1
Net decrease in cash and cash equivalents	(4.1)	(18.1)
Cash and cash equivalents at beginning of period	21.8	51.1
Cash and cash equivalents at end of period	$17.7	$33.0

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$145.7	$177.6	$461.5	$506.6
Carbon Materials and Chemicals	117.8	163.0	337.5	479.6
Performance Chemicals	107.6	93.2	304.0	277.0
Total	$371.1	$433.8	$1,103.0	$1,263.2
Operating (loss) profit:
Railroad and Utility Products and Services	$14.9	$17.7	$46.9	$48.1
Carbon Materials and Chemicals	(3.9)	0.0	(29.8)	(13.8)
Performance Chemicals	17.6	9.7	52.6	31.6
Corporate Unallocated	(0.9)	(0.4)	(2.2)	(4.9)
Total	$27.7	$27.0	$67.5	$61.0
Depreciation and amortization:
Railroad and Utility Products and Services	$2.9	$3.6	$9.9	$11.1
Carbon Materials and Chemicals	6.2	7.2	17.8	19.9
Performance Chemicals	4.7	4.7	14.3	14.2
Total	$13.8	$15.5	$42.0	$45.2
Other income (loss):
Railroad and Utility Products and Services	$(0.2)	$0.1	$(1.3)	$0.1
Carbon Materials and Chemicals	(0.2)	(1.5)	0.1	(2.8)
Performance Chemicals	0.6	0.4	2.9	1.2
Corporate Unallocated	0.0	1.0	0.5	1.9
Total	$0.2	$0.0	$2.2	$0.4
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$18.9	$23.8	$60.0	$66.4
Carbon Materials and Chemicals	9.9	9.2	12.4	10.9
Performance Chemicals	22.8	14.9	65.8	47.1
Corporate Unallocated	(0.8)	0.6	(1.6)	(3.0)
Total	$50.8	$48.5	$136.6	$121.4
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	13.0%	13.4%	13.0%	13.1%
Carbon Materials and Chemicals	8.4%	5.6%	3.7%	2.3%
Performance Chemicals	21.2%	16.0%	21.6%	17.0%
Total	13.7%	11.2%	12.4%	9.6%

(1)	The tables below describe the adjustments to EBITDA for the quarters and nine months ended September 30, 2016 and 2015, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP sales.

Adjustments to EBITDA
	Q3 2016				YTD 2016

	COGS	I&R	SGA	Total	COGS	I&R	SGA	Total
RUPS adjustments
Treating plant closure	$-	$0.4	$-	$0.4	$-	$2.3	$-	$2.3
Net loss (gain) on sale of business	$-	$0.9	$-	$0.9	$-	$2.5	$-	$2.5
Non-cash LIFO	$-	$-	$-	$-	$(0.3)	$-	$-	$(0.3)
	$-	$1.3	$-	$1.3	$(0.3)	$4.8	$-	$4.5
CMC adjustments
North American restructuring	$7.8	$3.8	$-	$11.6	$11.9	$5.2	$-	$17.1
European restructuring	$(2.9)	$(0.1)	$0.2	$(2.8)	$3.2	$5.4	$0.4	$9.0
China restructuring	$(0.2)	$-	$-	$(0.2)	$0.8	$0.7	$0.2	$1.7
Non-cash LIFO	$(0.8)	$-	$-	$(0.8)	$(3.8)	$-	$-	$(3.8)
	$3.9	$3.7	$0.2	$7.8	$12.1	$11.3	$0.6	$24.0
PC adjustments
Reimbursement of environmental costs	$-	$-	$-	$-	$(2.7)	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$(1.0)	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$(0.1)	$-	$-	$(0.1)	$(0.3)	$-	$-	$(0.3)
	$(0.1)	$-	$-	$(0.1)	$(4.0)	$-	$-	$(4.0)

Total adjustments	$3.8	$5.0	$0.2	$9.0	$7.8	$16.1	$0.6	$24.5

Adjustments to EBITDA
	Q3 2015					YTD 2015

	COGS	I&R	SGA	Equity Inc	Total	COGS	I&R	SGA	Equity Inc	Total
RUPS adjustments
Treating plant closure	$1.5	$-	$-	$-	$1.5	$1.7	$2.7	$-	$-	$4.4
Net loss (gain) on sale of business	$(0.3)	$-	$-	$-	$(0.3)	$(2.6)	$-	$-	$-	$(2.6)
Non-cash LIFO	$0.6	$-	$-	$-	$0.6	$1.7	$-	$-	$-	$1.7
	$1.8	$-	$-	$-	$1.8	$0.8	$2.7	$-	$-	$3.5
CMC adjustments
North American restructuring	$1.6	$1.4	$-	$-	$3.0	$2.8	$4.4	$1.8	$-	$9.0
European restructuring	$0.6	$-	$0.1	$-	$0.7	$1.2	$-	$0.2	$-	$1.4
China restructuring	$0.1	$-	$-	$0.4	$0.5	$0.2	$-	$-	$0.4	$0.6
Non-cash LIFO	$(0.1)	$-	$-	$-	$(0.1)	$0.2	$-	$-	$-	$0.2
	$2.2	$1.4	$0.1	$0.4	$4.1	$4.4	$4.4	$2.0	$0.4	$11.2

Total adjustments	$4.1	$1.4	$0.1	$0.4	$6.0	$5.3	$7.1	$2.0	$0.4	$14.8

Adjustments to Pre-Tax Income
	Q3 2016					YTD 2016

	COGS	I&R	D&A	SGA	Total	COGS	I&R	D&A	SGA	Total
RUPS adjustments
Treating plant closure	$-	$0.4	$-	$-	$0.4	$-	$2.3	$-	$-	$2.3
Net loss (gain) on sale of business	$-	$0.9	$-	$-	$0.9	$-	$2.5	$0.1	$-	$2.6
Non-cash LIFO	$-	$-	$-	$-	$-	$(0.3)	$-	$-	$-	$(0.3)
	$-	$1.3	$-	$-	$1.3	$(0.3)	$4.8	$0.1	$-	$4.6
CMC adjustments
North American restructuring	$7.8	$3.8	$2.5	$-	$14.1	$11.9	$5.2	$6.2	$-	$23.3
European restructuring	$(2.9)	$(0.1)	$-	$0.2	$(2.8)	$3.2	$5.4	$0.1	$0.4	$9.1
China restructuring	$(0.2)	$-	$-	$-	$(0.2)	$0.8	$0.7	$0.2	$0.2	$1.9
Non-cash LIFO	$(0.8)	$-	$-	$-	$(0.8)	$(3.8)	$-	$-	$-	$(3.8)
	$3.9	$3.7	$2.5	$0.2	$10.3	$12.1	$11.3	$6.5	$0.6	$30.5
PC adjustments
Reimbursement of environmental costs	$-	$-	$-	$-	$-	$(2.7)	$-	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$-	$(1.0)	$-	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$(0.1)	$-	$-	$-	$(0.1)	$(0.3)	$-	$-	$-	$(0.3)
	$(0.1)	$-	$-	$-	$(0.1)	$(4.0)	$-	$-	$-	$(4.0)

Total adjustments	$3.8	$5.0	$2.5	$0.2	$11.5	$7.8	$16.1	$6.6	$0.6	$31.1

Adjustments to Pre-Tax Income
	Q3 2015						YTD 2015

	COGS	I&R	D&A	SGA	Equity Inc	Total	COGS	I&R	D&A	SGA	Equity Inc	Total
RUPS adjustments
Treating plant closure	$1.5	$-	$1.0	$-	$-	$2.5	$1.7	$2.7	$4.8	$-	$-	$9.2
Net loss (gain) on sale of business	$(0.3)	$-	$-	$-	$-	$(0.3)	$(2.6)	$-	$-	$-	$-	$(2.6)
Non-cash LIFO	$0.6	$-	$-	$-	$-	$0.6	$1.7	$-	$-	$-	$-	$1.7
	$1.8	$-	$1.0	$-	$-	$2.8	$0.8	$2.7	$4.8	$-	$-	$8.3
CMC adjustments
North American restructuring	$1.6	$1.4	$0.6	$-	$-	$3.6	$2.8	$4.4	$(2.4)	$1.8	$-	$6.6
European restructuring	$0.6	$-	$0.9	$0.1	$-	$1.6	$1.2	$-	$0.9	$0.2	$-	$2.3
China restructuring	$0.1	$-	$-	$-	$0.4	$0.5	$0.2	$-	$-	$-	$0.4	$0.6
Non-cash LIFO	$(0.1)	$-	$-	$-	$-	$(0.1)	$0.2	$-	$-	$-	$-	$0.2
	$2.2	$1.4	$1.5	$0.1	$0.4	$5.6	$4.4	$4.4	$(1.5)	$2.0	$0.4	$9.7
PC adjustments
Total adjustments	$4.1	$1.4	$2.5	$0.1	$0.4	$8.5	$5.3	$7.1	$3.3	$2.0	$0.4	$18.1

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$11.9	$9.1	$21.4	$12.8
Interest expense	11.7	12.6	38.3	38.5
Depreciation and amortization	18.9	15.5	49.0	45.2
Income taxes	4.2	5.2	10.5	10.0
Loss (income) from discontinued operations	0.1	0.1	(0.5)	0.1
EBITDA with noncontrolling interests	46.8	42.5	118.7	106.6
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	4.0	5.7	23.5	15.4
Net loss (gain) on sale of business	0.9	(0.3)	2.5	(2.6)
Reimbursement of environmental costs	0.0	0.0	(2.7)	0.0
Escrow recovery	0.0	0.0	(1.0)	0.0
Mark-to-market commodity hedging (non-cash)	(0.1)	0.1	(0.3)	0.1
Non-cash LIFO (benefit) expense	(0.8)	0.5	(4.1)	1.9
Total adjustments	4.0	6.0	17.9	14.8
Adjusted EBITDA with noncontrolling interests	$50.8	$48.5	$136.6	$121.4

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Koppers	$12.1	$10.1	$22.9	$15.7
Items impacting pre-tax income(1)
Impairment, restructuring and plant closure costs	11.5	8.2	36.6	18.7
Net loss (gain) on sale of business	0.9	(0.3)	2.6	(2.6)
Reimbursement of environmental costs	0.0	0.0	(2.7)	0.0
Escrow recovery	0.0	0.0	(1.0)	0.0
Mark-to-market commodity hedging (non-cash)	(0.1)	0.1	(0.3)	0.1
Non-cash LIFO (benefit) expense	(0.8)	0.5	(4.1)	1.9

Net charges to pre-tax income	11.5	8.5	31.1	18.1
Income tax and noncontrolling interests	(2.8)	(4.9)	(7.3)	(5.5)
Effect on adjusted net income	8.7	3.6	23.8	12.6

Adjusted net income including discontinued operations	20.8	13.7	46.7	28.3
Loss (income) from discontinued operations	0.1	0.1	(0.5)	0.1
Adjusted net income	$20.9	$13.8	$46.2	$28.4

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Koppers	$12.1	$10.1	$22.9	$15.7
Adjusted net income including discontinued operations (from above)	$20.8	$13.7	$46.7	$28.3
Adjusted net income (from above)	$20.9	$13.8	$46.2	$28.4
Denominator for diluted earnings per share (in thousands)	21,163	20,632	20,975	20,609
Earnings per share:
Diluted earnings per share	$0.58	$0.49	$1.09	$0.76
Adjusted earnings per share including discontinued operations	$0.98	$0.66	$2.23	$1.37
Adjusted earnings per share	$0.99	$0.67	$2.20	$1.38